                                                                   Exhibit 99.2


                             INTERIM SERVICES INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF INTERIM SERVICES INC.

         The undersigned, a shareholder of INTERIM SERVICES INC., a Delaware corporation, hereby appoints Raymond Marcy, Roy G. Krause and John B. Smith, and each of them, as the proxy or proxies of the undersigned, each with full power of substitution, and hereby authorizes each of them to represent and to vote all of the Interim common shares that the undersigned is entitled to vote at the Special Meeting of Shareholders of Interim to be held at 10:00 a.m. (Eastern Daylight Time) on July 1, 1999 at the executive offices of Interim, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, and at any adjournments or postponements thereof, on the following proposals as designated below and, in their discretion, on such other matters as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF EACH OF THE PROPOSALS, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES APPOINTED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY.

                (Continued and to be SIGNED on the reverse side)

                          (Continued from other side)

         The Board of Directors unanimously recommends a vote FOR the approval of each of Proposals 1, 2 and 3.

1. Proposal to approve the merger in accordance with the Agreement and Plan of Merger, dated as of March 24, 1999, and as amended on April 27, 1999 and on May 24, 1999, by and among Interim Services Inc., Interim Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Interim Services Inc., and Norrell Corporation, a Georgia corporation, which provides for the merger of Norrell Corporation with and into Interim Merger Corporation.

     / /  VOTE FOR              / /  VOTE AGAINST            / /  ABSTAIN

2. Proposal to approve an amendment to Interim Services Inc.'s Certificate of Incorporation increasing the authorized common shares of Interim Services Inc. from 100,000,000 to 200,000,000.

     / /  VOTE FOR              / /  VOTE AGAINST            / /  ABSTAIN

3. Proposal to approve an amendment to Interim Services Inc.'s Certificate of Incorporation to correct an inconsistency in the Certificate of Incorporation by deleting the requirement of the affirmative vote of two-thirds of the outstanding common shares of Interim Services Inc. to amend, modify, alter or repeal any provision of Interim's By-laws.

     / /  VOTE FOR              / /  VOTE AGAINST            / /  ABSTAIN

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting and related joint proxy statement/prospectus.

                                        Dated:
                                              ---------------------------------


                                        ---------------------------------------
                                        (Print Name(s))


                                        ---------------------------------------
                                        (Signature)


                                        ---------------------------------------
                                        (Signature, if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even if you plan to attend the Special Meeting. If you are signing as an attorney, executor, administrator, trustee or guardian, please indicate your full title in this capacity. When shares are held by joint tenants, both holders should sign this proxy. If you are a corporation, please indicate the full name of the corporation and have this proxy signed by the corporation's president or other authorized officer. If you are a partnership, please indicate the full name of the partnership and have this proxy signed by an authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.




                                       2